Exhibit 99.1

Contacts:	David L. Kerr	Amy Bobbitt
	Senior Vice President – Corporate Development	Senior Vice President & Chief
	713.386.1420	Accounting Officer
	dkerr@comsys.com	480.777.6680
abobbitt@comsys.com
COMSYS IT PARTNERS, INC. REPORTS 2008 FOURTH QUARTER AND FULL YEAR RESULTS
HOUSTON, TX (February 19, 2009) – COMSYS IT Partners, Inc. (NASDAQ:CITP), a leading provider of information technology staffing and consulting services, today announced results for its fourth quarter and year ended December 28, 2008. Revenue for the quarter was above the top end of the range of guidance primarily due to higher billable hours than projected. Fourth quarter net income per common share (excluding the goodwill impairment charge discussed below) was at the top end of the range of guidance due to higher-than-expected revenue and selling, general and administrative cost containment.
The Company recorded a non-cash, after-tax goodwill impairment charge of $86.0 million, or $4.38 per share, during the fourth quarter of 2008. The impairment was the result of the decline in the Company’s trading stock price during the fourth quarter due to current market conditions. Neither the Company’s current operating trends nor its financial results for the fourth quarter were factors that led to the charge. The non-cash charge has no impact on the Company’s existing cash balances, working capital, debt balances, revolver availability or normal business operations.
Fourth Quarter 2008 Operating Results
•	Revenue was $176.0 million, down 4.0% from $183.3 million during the fourth quarter of 2007. On an acquisition-adjusted basis (i.e. including the acquisitions in the prior year on a pro forma basis) revenue declined by 8.0% from the prior-year period.

•	Revenue per billing day declined by 2.6% sequentially from the third quarter due primarily to the normal seasonal decline in utilization in the fourth quarter.

•	Permanent placement revenue declined to $1.2 million and represented less than 0.7% of total revenue in the quarter. Permanent placement revenue was $1.6 million, or 0.9% of total revenue, in the fourth quarter of 2007.

•	Net loss was $82.6 million, or $4.03 per common share, compared to net income of $8.7 million, or $0.43 per share, in the fourth quarter of 2007.

•	Excluding the goodwill impairment charge, net income in the quarter would have been $3.4 million, or $0.17 per common share.

•	Results for the fourth quarter also included pre-tax expenses of approximately $0.6 million, or $0.03 per share, of expenses relating to restructuring costs and $0.8 million, or $0.04 per share, related to the final non-cash compensation expense related to a prior acquisition. Results for the fourth quarter of 2007 included a pre-tax bad debt expense of approximately $1.0 million, or $0.05 per share, associated with the Chimes bankruptcy.

•	Excluding the goodwill impairment and the expenses for 2008 and 2007 detailed above, pre-tax net income declined to $6.5 million from $10.1 million, or 35.4%, from the fourth quarter of 2007.
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CITP Reports 2008 Fourth Quarter and Full Year Results

February 19, 2009
•	The effective income tax rate (calculated before the goodwill impairment charge) was 32.0% compared to 4.7% in the fourth quarter of 2007.
2008 Annual Results
•	Revenue for the full year was $727.1 million, down 2.2% from $743.3 million during 2007. On an acquisition-adjusted basis (i.e. including the acquisitions in the prior year on a pro forma basis) revenue declined by 5.6% during 2008.

•	Net loss was $65.2 million, or $3.19 per common share, compared to net income of $33.3 million, or $1.66 per share, during 2007.

•	Excluding the goodwill impairment charge, net income would have been $20.8 million, or $1.02 per share.

•	The 2008 results also included pre-tax restructuring costs of $0.6 million, or $0.03 per share, and a non-cash compensation charge of $3.4 million, or $0.17 per share, related to a prior acquisition. The 2007 results included the bad debt expense of approximately $1.0 million, or $0.05 per share, associated with the Chimes bankruptcy.

•	Excluding the goodwill impairment and the expenses for 2008 and 2007 detailed above, pre-tax net income declined to $30.3 million from $36.6 million, or 17.4% during the year.
“Although we remain cautious during this extraordinary period in the global economy, we are very pleased that, excluding the goodwill impairment charge, our fourth quarter results met or exceeded our expectations,” said Larry L. Enterline, COMSYS Chief Executive Officer. “We attribute our performance, in large part, to the focus on productivity and efficiency in our operations that we have had throughout the year. Despite the challenges we face from this downturn, I am confident that we have COMSYS positioned to both weather this economic storm and, as importantly, to take advantage of the subsequent recovery. With a strong balance sheet, we are in a much better position today than in the last recession. Our plan is to continue to preserve our core infrastructure while carefully managing costs, which will allow us to generate cash during the downturn, reduce debt balances and be well positioned as the economy begins to improve.”
Enterline added, “As always, I would like to thank our operations leaders and their staffs for their ongoing strong efforts. Their focus and dedication will ensure that we continue to support our customers in this difficult environment.”
Amy Bobbitt, Senior Vice President and Chief Accounting Officer, commented, “We entered the fourth quarter of 2008 with 4,729 staffing consultants on assignment and ended the quarter with 4,516 staffing consultants. Billable headcount has declined by 208 from the end of December through the middle of February and now stands at 4,308 staffing consultants on assignment. Billable hours during the first month of 2009 declined by 11.6% over the same period last year.”
Bobbitt added, “Gross margin in the fourth quarter decreased sequentially by 60 basis points over the third quarter due to lower margins from our core staffing business. SG&A expense declined sequentially by approximately $1.6 million due to cost containment actions taken during the quarter. Excluding the previously mentioned restructuring charges, EBITDA declined by 11.9% sequentially from the third quarter.”
Selected operating data and reconciliations of non-GAAP financial measures to GAAP results for the fourth quarter ended December 28, 2008, are included below.
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CITP Reports 2008 Fourth Quarter and Full Year Results

February 19, 2009
Liquidity
The Company continued to generate strong cash flow in the fourth quarter, and average daily net debt for the fourth quarter was $60.7 million, down sequentially from $76.0 million in the third quarter of 2008. COMSYS ended 2008 with $49.7 million of net debt, which was down $22.2 million from the net debt balance at the end of 2007. The Company expects to continue to pay down debt during 2009. More than $144 million of eligible receivables secured the Company’s debt at the end of December, and excess availability under the facility at the end of 2008 was $73 million. The Company also owns $20 million of liquid U.S. treasury investments. There are no significant restrictions that would limit borrowings under the Company’s revolver. There are no financial covenants required to be maintained unless excess availability falls below $25 million at any month-end. Over the past year, excess availability has never been less than $65 million at any month-end. The Company’s debt matures at the end of the first quarter of 2010, and it expects to either extend or refinance the loan before that time.
Business Outlook
As a result of a new accounting pronouncement, FAS 141R, we expect our effective tax rate to decrease in 2009 as compared to 2008. We also expect to record a restructuring charge in the first quarter of 2009 related to the actions outlined in our third quarter 2008 earnings release.
Current economic uncertainty is making it more difficult to predict the Company’s progress towards the financial goals that have been established by management. The Company believes that the current economic conditions limit its ability to provide meaningful guidance for the ranges of likely financial performance; therefore, the Company will not provide further revenue or earnings per share guidance until economic conditions stabilize.
Conference Call Information
COMSYS will host a conference call today (February 19) at 10:00 a.m. Eastern time to discuss the quarterly financial results. The conference call-in number is (913) 312-1376 and the confirmation number is 4607570. The call will also be web cast live at www.comsys.com and www.earnings.com and replayed for 30 days at www.comsys.com. A seven-day telephonic replay of this conference call will be available by dialing (719) 457-0820. Callers should use the pass code 4607570 to gain access to the replay, which will be available through the end of the day on February 26, 2009.
About COMSYS IT Partners
COMSYS IT Partners, Inc. (NASDAQ: CITP) is a leading IT services company with 52 offices across the U.S. and offices in Puerto Rico, Canada and the U.K.  COMSYS service offerings include contingent and direct hire placement of IT professionals as well as a wide range of technical services and solutions addressing requirements across the enterprise.  TAPFIN Process Solutions delivers critical management solutions across the resource spectrum from contingent workers to outsourced services.
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CITP Reports 2008 Fourth Quarter and Full Year Results

February 19, 2009
Forward-looking Statements
Certain information contained in this press release may be deemed forward-looking statements regarding events and financial trends that could affect the Company’s plans, objectives, future operating results, financial condition, performance and business. These statements may be identified by words such as “estimate,” “forecast,” “plan,” “intend,” “believe,” “should,” “expect,” “anticipate,” or variations or negatives thereof, or by similar or comparable words or phrases. These forward-looking statements are largely based on the Company’s expectations and beliefs concerning future events, which reflect estimates and assumptions made by management. These estimates and assumptions reflect the Company’s best judgment based on currently known market conditions and other factors relating to its operations and business environment, all of which are difficult to predict and many of which are beyond its control, including:
•	economic declines that affect the Company’s business, including its profitability, liquidity or the ability to comply with applicable loan covenants;

•	the financial stability of the Company’s lenders and their ability to honor their commitments related to our credit agreements;

•	adverse changes in credit and capital markets conditions that may affect the Company’s ability to obtain financing or refinancing on favorable terms or that may warrant changes to existing credit terms;

•	the financial stability of the Company’s customers and other business partners and their ability to pay their outstanding obligations;

•	changes in levels of unemployment and other economic conditions in the United States, or in particular regions or industries;

•	the impact of competitive pressures on the Company’s ability to maintain or improve its operating margins, including pricing pressures as well as any change in the demand for its services;

•	the risk in an uncertain economic environment of increased incidences of employment disputes, employment litigation and workers’ compensation claims;

•	the Company’s success in attracting, training, retaining and motivating billable consultants and key officers and employees;

•	the Company’s ability to shift a larger percentage of its business mix into IT solutions, project management and business process outsourcing and, if successful, the Company’s ability to manage those types of business profitably;

•	weakness or reductions in corporate information technology spending levels;

•	the Company’s ability to maintain existing client relationships and attract new clients in the context of changing economic or competitive conditions;

•	the entry of new competitors into the U.S. staffing services market due to the limited barriers to entry or the expansion of existing competitors in that market;

•	increases in employment-related costs such as healthcare and unemployment taxes;

•	the possibility of the Company’s incurring liability for the activities of its billable consultants or for events impacting its billable consultants on clients’ premises;

•	the risk that the Company may be subject to claims for indemnification under its customer contracts;

•	the risk that cost cutting or restructuring activities could cause an adverse impact on certain of the Company’s operations;

•	adverse changes to management’s periodic estimates of future cash flows that may affect the Company’s assessment of its ability to fully recover its goodwill; and

•	whether governments will amend existing regulations or impose additional regulations or licensing requirements in such a manner as to increase the Company’s costs of doing business.
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CITP Reports 2008 Fourth Quarter and Full Year Results

February 19, 2009
Although the Company believes its estimates and assumptions to be reasonable, they are inherently uncertain and involve a number of risks and uncertainties that are beyond its control. In addition, management’s assumptions about future events may prove to be inaccurate. Management cautions all readers that the forward-looking statements contained in this report are not guarantees of future performance, and the Company cannot assure any reader that those statements will be realized or that the forward-looking events and circumstances will occur. Actual results may differ materially from those anticipated or implied in the forward-looking statements due to the factors listed in this section as well as the “Risk Factors” section included in the Company’s Annual Report on Form 10-K as filed with the Securities and Exchange Commission. All forward-looking statements speak only as of the date of this report. The Company does not intend to publicly update or revise any forward-looking statements as a result of new information, future events or otherwise, except as required by law. These cautionary statements qualify all forward-looking statements attributable to us or persons acting on the Company’s behalf.
COMSYS IT PARTNERS, INC.
OPERATING DATA, SUPPLEMENTAL CASH FLOW INFORMATION AND NON-GAAP MEASUREMENTS
(IN THOUSANDS, EXCEPT OPERATING DATA)

	Three Months Ended
	December 28,	September 28,	December 30,
	2008	2008	2007

Operating Data:
Ending staffing consultant headcount	4,516	4,729	4,986
Billing days	62	63	62
Revenue per billing day (in thousands)	$2,839	$2,915	$2,956
Average bill rate	$72.05	$73.71	$73.25
Gross margin	24.0%	24.6%	25.2%
Effective tax rate (excluding goodwill impairment)	32.0%	15.5%	4.7%
DSO	43	49	43
Average daily net debt balance (in millions)	$60.7	$76.0	$65.8

	Three Months Ended
	December 28,	September 28,	December 30,
	2008	2008	2007

Supplemental Cash Flow Information:
Net cash provided by operating activities	$22,214	$3,549	$31,246
Capital expenditures	$647	$1,937	$2,056

	Three Months Ended
	December 28,	September 28,	December 30,
	2008	2008	2007

Non-GAAP Financial Measures:
EBITDA:
GAAP net income (loss)	$(82,551)	$6,047	$8,678
Depreciation and amortization	2,212	2,185	1,726
Goodwill impairment	86,800	—	—
Restructuring costs	637	—	—
Interest expense, net	1,351	1,224	1,541
Other expense (income), net	(19)	40	(67)
Income tax expense	807	1,105	430

EBITDA	$9,237	$10,601	$12,308

EBITDA as a % of GAAP revenue	5.2%	5.8%	6.7%
A non-GAAP financial measure is a numerical measure of a company’s performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles (“GAAP”). We believe EBITDA to be relevant and useful information to our investors in assessing our financial operating results as these measures are used by our management in evaluating our financial performance, liquidity, our ability to service debt and fund capital expenditures. Additionally, our Debt to EBITDA ratio affects the interest rates we pay on our credit agreements. However, these measures should be considered in addition to, and not as a substitute for, or superior to, measures of financial performance prepared in accordance with generally accepted accounting principles, and may not be comparable to similarly titled measures reported by other companies. The non-GAAP measures included in this press release have been reconciled to the nearest GAAP measures as required under SEC rules regarding the use of non-GAAP financial measures.
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CITP Reports 2008 Fourth Quarter and Full Year Results

February 19, 2009
COMSYS IT PARTNERS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	Three Months Ended			Year Ended
	December 28,	September 28,	December 30,	December 28,	December 30,
	2008	2008	2007	2008	2007

Revenues from services	$175,998	$183,663	$183,260	$727,108	$743,265
Cost of services	133,747	138,483	137,154	550,189	558,074

Gross profit	42,251	45,180	46,106	176,919	185,191

Operating costs and expenses:
Selling, general and administrative	33,014	34,579	33,798	136,648	135,423
Restructuring costs	637	—	—	637	—
Depreciation and amortization	2,212	2,185	1,726	8,115	6,426
Goodwill impairment	86,800	—	—	86,800	—

	122,663	36,764	35,524	232,200	141,849

Operating income (loss)	(80,412)	8,416	10,582	(55,281)	43,342
Interest expense, net	1,351	1,224	1,541	5,457	8,250
Other expense (income), net	(19)	40	(67)	(204)	(536)

Income (loss) before income taxes	(81,744)	7,152	9,108	(60,534)	35,628
Income tax expense	807	1,105	430	4,654	2,279

Net income (loss)	$(82,551)	$6,047	$8,678	$(65,188)	$33,349

Earnings (loss) per common share:
Basic	$(4.03)	$0.30	$0.43	$(3.19)	$1.67
Diluted	$(4.03)	$0.30	$0.43	$(3.19)	$1.66

Weighted average shares outstanding:
Basic	19,614	19,612	19,474	19,599	19,255
Diluted	19,614	20,455	20,392	19,599	20,100
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CITP Reports 2008 Fourth Quarter and Full Year Results

February 19, 2009
COMSYS IT PARTNERS, INC.
CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS, EXCEPT SHARE AND PAR VALUE AMOUNTS)

	December 28,	December 30,
	2008	2007

Assets
Current assets:
Cash	$22,695	$1,594
Accounts receivable, net of allowance of $3,232 and $3,389, respectively	202,297	189,317
Prepaid expenses and other	3,116	3,153
Restricted cash	2,489	3,365

Total current assets	230,597	197,429

Fixed assets, net	16,596	13,094
Goodwill	89,064	174,160
Other intangible assets, net	11,962	10,002
Deferred financing costs, net	1,175	2,044
Restricted cash	308	4,218
Other assets	1,478	1,522

Total assets	$351,180	$402,469

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$156,528	$145,622
Payroll and related taxes	25,975	29,574
Current maturities of long-term debt	—	5,000
Interest payable	337	365
Other current liabilities	9,728	7,897

Total current liabilities	192,568	188,458

Long-term debt	69,692	66,903
Other noncurrent liabilities	5,435	2,476

Total liabilities	267,695	257,837

Commitments and contingencies

Stockholders’ equity:
Preferred stock, no par value; 5,000,000 shares authorized; none issued	—	—
Common stock, par value $.01; 95,000,000 shares authorized and 20,465,028 shares outstanding; 95,000,000 shares authorized and 20,180,578 shares outstanding, respectively	203	201
Common stock warrants	1,734	1,734
Accumulated other comprehensive income	(90)	57
Additional paid-in capital	227,360	223,174
Accumulated deficit	(145,722)	(80,534)

Total stockholders’ equity	83,485	144,632

Total liabilities and stockholders’ equity	$351,180	$402,469

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